Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 24, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Reports to Shareholders of GMO Alternative Asset Opportunity Fund, GMO Benchmark-Free Fund, GMO Debt Opportunities Fund, GMO Special Purpose Holding Fund, GMO Special Situations Fund, and GMO World Opportunity Overlay Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements To Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of GMO High Quality Short-Duration Bond Fund, GMO U.S. Flexible Equities Fund, and GMO Implementation Fund, under the headings “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements To Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2012

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